UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

THE LGL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-106	38-1799862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 298-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2009, M-tron Industries, Inc. (“Mtron”), a subsidiary of The LGL Group, Inc., and First National Bank of Omaha (“FNBO”) entered into a Change in Terms Agreement (the “Agreement”) regarding that certain revolving credit facility of up to $5,500,000 (the “Revolving Loan”) provided for under that certain loan agreement with FNBO dated October 14, 2004, as amended.  The terms of the Agreement include, but are not limited to, the extension of the maturity date of the Revolving Loan from July 31, 2009 to August 31, 2009.  The Agreement was entered into to allow for additional time until a longer-term extension can be finalized.

The foregoing summary of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Change in Terms Agreement, dated July 31, 2009, by and between M-Tron Industries, Inc. and First National Bank of Omaha.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 31, 2009	THE LGL GROUP, INC.

	By:	/s/ Harold Castle
		Name:	Harold Castle
		Title:	Chief Financial Officer